UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A


                                 Amendment No. 1

                                       to

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 1, 1997
                                                --------------------------------

                           MONTEREY HOMES CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Maryland                       1-9977                   86-0611231
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission              (IRS Employer
  of Incorporation)                   File Number)           Identification No.)



6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona              85250
--------------------------------------------------------------------------------
   (Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code (602) 998-8700
                                                  ------------------------------


                                      NONE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         The Current Report on Form 8-K/A1 amends the Current Report on Form 8-K filed by Monterey Homes Corporation on July 1, 1997 solely to add the financial statements of the business acquired by Item 7(a) and the pro forma financial information required by Item 7(b).

                                                                                                   Page
                                                                                                   ----
Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of the business acquired.                                          3

               The required financial statements of the business acquired are attached.

         (b) Pro Forma Financial Information

               The required pro forma financial information of the business is attached.             12

         (c) Exhibit

               23.1  Consent of Ernst & Young LLP

                         Report of Independent Auditors


The Board of Directors
Legacy Homes, Ltd.

We have audited the accompanying balance sheets of Legacy Homes, Ltd., as of December 31, 1995 and 1996, and the related statements of income, changes in partner's capital and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Legacy Homes, Ltd. at December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.







                                                           /s/ Ernst & Young LLP


Dallas, Texas
April 15,1997, except for Note 6, as
    to which the date is July 1, 1997

                               Legacy Homes, Ltd.

                                 Balance Sheets

                                                                                   December 31
                                                                              1995             1996
                                                                              ----             ----
ASSETS

Cash and cash equivalents ...........................................   $   3,710,690     $   3,201,007
Due from title companies ............................................         285,527            27,400
Note receivable .....................................................            --             503,825
Other receivables ...................................................         199,962           453,938
Inventories:
     Finished homes and construction in progress.....................       9,657,959        13,991,188
     Developed residential lots .....................................       1,306,216         3,169,411
     Land under development .........................................       1,650,702           469,467
     Model homes ....................................................       2,051,640         2,273,000
                                                                        -------------     -------------
                                                                           14,666,517        19,903,066

Prepaid expenses and other ..........................................          15,307            18,460
Furniture and equipment, net ........................................         301,860           486,683
                                                                        -------------     -------------
Total assets ........................................................   $  19,179,863     $  24,594,379
                                                                        =============     =============

Liabilities and partners' capital
Trade payables ......................................................   $   2,621,098     $   2,969,136
Due to affiliate for land under development .........................       1,277,647              --
Accrued expenses ....................................................       1,626,987         1,673,224
Customer deposits ...................................................         659,409           720,546
Notes payable .......................................................            --           4,458,378
Notes payable - related parties .....................................       3,459,350         3,380,000

Partners' capital ...................................................       9,535,372        11,393,095
                                                                        -------------     -------------
Total liabilities and partners' capital .............................   $  19,179,863     $  24,594,379
                                                                        =============     =============

                             See accompanying notes

                               Legacy Homes, Ltd.

                              Statements of Income

                                                                    Year ended December 31
                                                             1994              1995            1996
                                                        -----------------------------------------------
Revenues.............................................   $   55,982,719   $   61,554,098  $   85,114,000
Cost of sales........................................       45,153,087       49,219,011      67,715,026
                                                        --------------   --------------  --------------
                                                            10,829,632       12,335,087      17,398,974

Selling, general and administrative expenses.........        5,814,800        6,592,151       8,550,038
                                                        --------------   --------------  --------------
                                                             5,014,832        5,742,936       8,848,936

Other:
    Interest income..................................          207,189          201,513         106,722
    Interest expense.................................         (167,377)        (241,519)       (354,952)
                                                        --------------   --------------  --------------
                                                                39,812          (40,006)       (248,230)
                                                        --------------   --------------  --------------
Net income...........................................   $    5,054,644   $    5,702,930  $    8,600,706
                                                        ==============   ==============  ==============

                   Statements of Changes in Partners' Capital


Balance at December 31, 1993..........................................                   $    7,621,438
         Net income...................................................                        5,054,644
         Partners' distribution.......................................                       (2,699,504)
                                                                                         --------------
Balance at December 31, 1994..........................................                        9,976,578
         Net income...................................................                        5,702,930
         Partners' distributions......................................                       (6,144,136)
                                                                                         --------------
Balance at December 31, 1995..........................................                        9,535,372
         Net income...................................................                        8,600,706
         Partners' distributions......................................                       (6,742,983)
                                                                                         --------------
Balance at December 31, 1996..........................................                   $   11,393,095
                                                                                         ==============

                             See accompanying notes

                               Legacy Homes, Ltd.

                            Statements of Cash Flows

                                                                    Year ended December 31
                                                             1994              1995            1996
                                                             ----              ----            ----
Operating activities
Net income..........................................   $     5,054,644   $    5,702,930  $    8,600,706
Adjustments to reconcile net income to
    net cash provided by operating activities:
        Depreciation................................           152,128          195,064         246,998
        Loss on disposal of fixed assets............                 -                -           8,633
        Changes in operating assets and
             liabilities:
                Due from title companies............          (446,387)         160,860         258,127
                Other receivables...................           192,775         (138,929)       (253,976)
                Inventories.........................         1,049,300       (3,536,577)     (5,236,549)
                Prepaid expenses and other..........          (152,460)         181,122          (3,153)
                Trade payables......................          (259,626)         907,103         348,038
                Due to affiliate....................                 -        1,277,647      (1,277,647)
                Accrued expenses....................            92,055          863,195          46,237
                Customer deposits...................          (157,761)          38,687          61,137
                                                       ---------------   --------------  --------------
Net cash provided by operating activities...........         5,524,668        5,651,102       2,798,551

Investing activities
Purchase of furniture and equipment.................           (96,597)        (191,124)       (440,454)
Advanced on note receivable.........................                 -                -        (605,000)
Payments received on note receivable................                 -                -         101,175
                                                       ---------------   --------------  --------------
Net cash used in investing activities...............           (96,597)        (191,124)       (944,279)


Financing activities
Proceeds from notes payable.........................        30,917,209       30,829,124      54,939,532
Payments on notes payable...........................       (32,021,429)     (37,468,213)    (50,481,154)
Proceeds from notes payable - related parties.......         1,360,140        3,380,000               -
Payments on notes payable - related parties.........        (1,254,668)        (255,040)        (79,350)
Partners' distributions.............................        (2,699,504)      (6,144,136)     (6,742,983)
                                                       ----------------  --------------- ---------------
Net cash used in financing activities...............        (3,698,252)      (9,658,265)     (2,363,955)
                                                       ----------------  --------------- ---------------

Decrease in cash and cash equivalents...............         1,729,819       (4,198,287)       (509,683)
Cash and cash equivalents at beginning of year......         6,179,158        7,908,977       3,710,690
                                                       ---------------   --------------  --------------
Cash and cash equivalents at end of year............   $     7,908,977   $    3,710,690  $    3,201,007
                                                       ===============   ==============  ==============

                             See accompanying notes

                               Legacy Homes, Ltd.
                          Notes to Financial Statements
                                December 31, 1996

1.       Summary of Significant Accounting Policies

Organization

The Partnership is primarily engaged in the construction and sale of residential housing in Dallas/Fort Worth and Austin. The Partnership designs, builds and sells single-family homes on finished lots which it purchases ready for home construction or which it develops.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized at the time of the closing of a sale, when title to and possession of the property transfers to the buyer.

Cash Equivalents

The Partnership considers all highly liquid investments with an initial maturity of three months or less when purchased to be cash equivalents.

Inventories

Inventories are stated at the lower of cost (specific identification method) or net realizable value. In addition to direct land acquisition and housing construction costs, inventory costs include interest and real estate taxes, which are capitalized in inventory during the development and construction periods.

Furniture and Equipment

Furniture and equipment are stated on the basis of cost. Depreciation is computed by the straight-line method based on estimated useful lives. Accumulated depreciation at December 31, 1995 and 1996 was $708,235 and $448,252, respectively.

Income Taxes

The Partnership is not subject to federal income taxes as its income is reported on the partners' income tax returns. Accordingly, no provision for federal income tax liability has been recorded in the financial statements.

                               Legacy Homes, Ltd.
                    Notes to Financial Statements (continued)


1.       Summary of Significant Accounting Policies (continued)

Advertising

Advertising costs are expensed when incurred. Advertising expense was $419,092, $518,710 and $616,935 in 1994, 1995 and 1996, respectively.


2.       Notes Payable

Notes payable at December 31, 1996 consisted of interim construction loans payable to financial institutions under a master note agreement which was amended in 1996. The Partnership may borrow up to $30 million at prime, and the obligation is secured by inventory and guaranteed by the general partner. The master note agreement contains various covenants, including net worth requirements, debt to home completion values, liabilities to net worth ratios and restrictions on the payment of distributions. The master note agreement has a one year term, due on July 31, 1997, but is reviewed annually for renewal.

Interest costs for the year ended December 31, 1994, 1995 and 1996 are:

                                     1994             1995            1996
                               ---------------  ---------------  ---------------
Capitalized                    $       581,161  $       518,577  $       608,375
Not capitalized                        167,377          241,519          354,952
                               ---------------  ---------------  ---------------
Total incurred                 $       748,538  $       760,096  $       963,327
                               ===============  ===============  ===============

Paid                           $       718,820  $       817,275  $       920,829
                               ===============  ===============  ===============


3.       Related Party Transaction

The Partnership has notes payable to related parties. These loans bear interest at prime and are due on demand or at various dates during 1997. Interest on these loans amounted to $55,716, $47,100 and $285,870 for 1994, 1995 and 1996,
respectively.

During 1995, the Partnership purchased land for approximately $1,600,000 from a related party. During 1996, the Partnership developed and sold 56 lots from this land. There were 58 lots in ending inventory at December 31, 1996 related to the land purchased in 1995.

The Partnership leased its administrative office space from an affiliate under a short term rental agreement for approximately $20,000, $27,000 and $34,000 during 1994, 1995 and 1996, respectively.

                               Legacy Homes, Ltd.
                    Notes to Financial Statements (continued)



4.       Profit Sharing Plan

The Partnership has a 401(k) savings plan for all eligible employees. Under the plan, the Partnership matches employees' voluntary contributions up to a maximum of 1.8% of each participant's earnings. The Partnership has the option to make discretionary contributions to the plan. Amounts charged to expense for the plan approximated $15,000, $24,000 and $34,000 during 1994, 1995 and 1996, respectively.

5.       Lot Options

To ensure the future availability of various developed lots in the ordinary course of business, the Partnership enters into option agreements to purchase developed lots.

6.       Disposition of Assets

On May 29, 1997, the Partnership signed a definitive agreement to sell substantially all of its assets to Monterey Homes Corporation. The transaction became effective as of July 1, 1997.

The following Unaudited Financial Data presents the results of operations of Legacy Homes, Ltd. for the six months ended June 30, 1997 and the financial position as of June 30, 1997.

                               Legacy Homes, Ltd.
                                  Balance Sheet
                                   (Unaudited)
                                  June 30, 1997



Cash and cash equivalents.......................................                    $         1,275,168
Due from title companies........................................                              1,088,645
Advances to partners............................................                                650,000
Other receivables...............................................                                206,623
Real estate under development...................................                             18,727,774
Option deposits.................................................                                812,281
Other assets....................................................                                567,369
                                                                                    -------------------
                                                                                    $        23,327,860
                                                                                    ===================

Accounts payable and accrued liabilities........................                    $         4,950,103
Home sale deposits..............................................                                941,582
Notes payable...................................................                             17,345,628
                                                                                    -------------------
         Total liabilities......................................                             23,237,313
                                                                                    -------------------
Partners' capital...............................................                                 90,547
                                                                                    -------------------
                                                                                    $        23,327,860
                                                                                    ===================


                               Legacy Homes, Ltd.
                                Income Statement
                                   (Unaudited)
                         Six Months Ended June 30, 1997


Revenues                                                                            $        39,727,991
Cost of Sales....................................................                            32,958,779
                                                                                    -------------------
         Gross Profit............................................                             6,769,212
Selling, general and administrative..............................                             1,511,996
                                                                                    -------------------
         Operating income........................................                             5,257,216
Other income.....................................................                               332,836
                                                                                    -------------------
         Net income                                                                 $         5,590,052
                                                                                    ===================

                               Legacy Homes, Ltd.
                             Statement of Cash Flows
                                   (Unaudited)
                         Six Months Ended June 30, 1997

Cash flows from operating activities:
         Net income....................................................                $      5,590,052
         Depreciation and amortization.................................                         126,353
         Increase in due from title companies..........................                      (1,061,245)
         Decrease in other receivables.................................                         247,315
         Decrease in real estate under development.....................                       1,175,292
         Increase in option deposits...................................                        (812,281)
         Increase in other assets......................................                        (188,579)
         Increase in accounts payable and accrued liabilities..........                         307,743
         Increase in home sale deposits................................                         221,036
                                                                                       ----------------
                  Net cash provided by operating activities............                       5,605,686
                                                                                       ----------------

Cash flows from investing activities:
         Advances to partners..........................................                        (650,000)
         Payment received on note receivable...........................                         503,825
                                                                                       ----------------
                  Net cash used in investing activities................                        (146,175)
                                                                                       ----------------

Cash flows from financing activities:
         Borrowings....................................................                      30,769,151
         Repayment of borrowings.......................................                     (21,261,901)
         Partner capital distributions.................................                     (16,892,600)
                                                                                       ----------------
                    Net cash used in financing activities..............                      (7,385,350)
                                                                                       ----------------

Net decrease in cash and cash equivalents..............................                      (1,925,839)
Cash and cash equivalents at beginning of period.......................                       3,201,007
                                                                                       ----------------
Cash and cash equivalents at end of period.............................                $      1,275,168
                                                                                       ================

              Unaudited Pro Forma Condensed Combined Balance Sheet
                                  June 30, 1997
                        (In Thousands, Except Share Data)

                                                Legacy
                                    --------------------------------
                                     Legacy      Mortgage               Monterey                Pro Forma
                                     ------      --------               --------                ---------
                                       Ltd         Co.      Combined   Historical   Combined   Adjustments     Combined
                                       ---         ---      --------   ----------   --------   -----------     --------
Assets:
Cash and cash equivalents .......   $  1,275    $     32    $  1,307   $  7,263    $  8,570    $ (1,553) (a)  $  7,017
Real estate under development ...      1,946          94       2,040     45,107      47,147        --           47,147
Real estate loan & other ........
      receivables ...............     18,728        --        18,728      1,571      20,299        --           20,299
Option deposits .................        812        --           812      1,319       2,131        --            2,131
Residual interests ..............       --             1        --        3,856       3,856        --            3,856
Other assets ....................        567        --           568        800       1,368        (350) (a)     1,018
Deferred tax asset ..............       --          --          --        6,783       6,783       3,621         10,404
Goodwill ........................       --          --          --        1,719       1,719       1,519  (b)     3,238
                                    --------    --------    --------    --------    --------   --------       --------
         Total Assets               $ 23,328         127    $ 23,455   $ 68,418    $ 91,873    $  3,237       $ 95,110
                                    ========    ========    ========    ========    ========   ========       ========

Liabilities and Stockholders'
Equity
Accounts payable & accruals .....   $  4,950    $     20    $  4,970   $  7,344    $ 12,314    $   --         $ 12,314
Home sale deposits ..............        942          34         976      7,697       8,673        --            8,673
Notes payable ...................     17,346        --        17,346     23,839      41,185        --           41,185
                                    --------    --------    --------    --------    --------   --------       --------
         Total Liabilities            23,238          54      23,292     38,880      62,172        --           62,172
                                    --------    --------    --------    --------    --------   --------       --------

Stockholders Equity
Common stock ....................       --          --          --           46          46           7  (c)        53
Additional paid-in capital ......         90          73         163     92,990      93,153       3,230  (c)    96,383
Retained earnings (loss) ........       --          --          --      (63,088)    (63,088)       --          (63,088)
Treasury stock ..................       --          --          --         (410)       (410)       --             (410)
                                    --------    --------    --------    --------    --------   --------       --------
         Total Equity                     90          73         163     29,538      29,701       3,237         32,938
                                    --------    --------    --------    --------    --------   --------       --------

         Total Liabilities &
         Stockholders Equity        $ 23,328    $    127    $ 23,455   $ 68,418    $ 91,873    $  3,237       $ 95,110
                                    ========    ========    ========   ========    ========    ========       ========

See Notes to Unaudited Pro Forma Condensed Combined Financial Data

             Unaudited Pro Forma Condensed Combined Income Statement
                      For the Year Ended December 31, 1996
                        (In Thousands, Except Share Data)

                                     Pro Forma       Historical                        Pro Forma        Pro Forma
                                     Monterey          Legacy          Combined       Adjustments       Combined
                                     --------          ------          --------       -----------       --------
Home and land sales...........     $    87,754      $    85,114      $   172,868     $        --      $   172,868
Cost of home and land sales...          75,099           67,715          142,814           1,513 (d)      144,327
                                   -----------      -----------      -----------     ------------     -----------
Gross margin..................          12,655           17,399           30,054          (1,513)          28,541
Selling, general and admin.
   expense....................           7,777            8,550           16,327             191 (e)       16,895
                                                                                             275 (g)
                                                                                             102 (f)

Operating income                         4,878            8,849           13,727          (2,081)          11,646

Other income, net.............           1,998             (248)           1,750              --            1,750
                                   -----------      -----------      -----------     -----------      -----------

Income before income taxes....           6,876            8,601           15,477          (2,081)          13,396
Income tax expense............             756                               756             115 (h)          871
                                   -----------      -----------      -----------     -----------      -----------
Net Income   .................     $     6,120      $     8,601      $    14,721     $    (2,196)     $    12,525
                                   ===========      ===========      ===========     ===========      ===========


Net income per share:                                                                                 $      2.27
                                                                                                      ===========

Weighted average common shares
outstanding                                                                                             5,520,000
                                                                                                      ===========

       See Notes to Unaudited Pro Forma Condensed Combined Financial Data

             Unaudited Pro Forma Condensed Combined Income Statement
                      For the Six Months Ended June 30,1997
                        (In Thousands, Except Share Data)

                                      Actual         Historical                        Pro Forma        Pro Forma
                                     Monterey          Legacy          Combined       Adjustments       Combined
                                     --------          ------          --------       -----------       --------
Home and land sales...........     $    37,117      $    39,728      $    76,845     $        --      $    76,845
Cost of home and land sales...          31,829           32,959           64,788             757 (d)       65,545
                                   -----------      -----------      -----------     ------------     -----------
Gross margin..................           5,288            6,769           12,057            (757)          11,300
Selling, general and admin.
   expense....................           4,274            1,512            5,786              70 (e)        6,017
                                                                                             138 (g)
                                                                                              23 (g)

Operating income                         1,014            5,257            6,271            (988)           5,283

Other income, net.............           1,456              333            1,789               0            1,789
                                   -----------      -----------      -----------     -----------      -----------

Income before income taxes....           2,470            5,590            8,060            (988)           7,072
Income tax expense............             224                               224             236 (h)          460
                                   -----------      -----------      -----------     -----------      -----------
Net Income   .................     $     2,246      $     5,590      $     7,836     $    (1,224)     $     6,612
                                   ===========     ============      ===========     ============     ===========


Net income per share:                                                                                 $     $1.20
                                                                                                      ===========

Weighted average common shares
outstanding                                                                                             5,520,000
                                                                                                      ===========

       See Notes to Unaudited Pro Forma Condensed Combined Financial Data

Notes to Unaudited Pro Forma Condensed Combined Financial Data



         1. Overview. The Unaudited Pro Forma Condensed Combined Income Statements are presented as if the acquisition of the assets of Legacy Homes, Ltd. and Legacy Enterprises, Inc. by a subsidiary of Monterey Homes Corporation (the "Legacy Acquisition") and the merger of Monterey Mortgage Acquisition Corp. into Texas Home Mortgage Corporation (the "Merger") occurred on January 1, 1996. The Legacy Acquisition and the Merger shall be collectively referred to as the "Legacy Transaction". The Unaudited Pro Forma Condensed Combined Balance Sheet is presented assuming the combination occurred on June 30, 1997.

         The combination is recorded as a purchase in accordance with generally accepted accounting principles and, accordingly, the assets and liabilities of the acquired entity (Legacy) are presented at their estimated fair values as of that date.

         Pursuant to the Employment Agreement with John Landon, he will be granted options to purchase 166,667 shares of Monterey Homes Common Stock at an exercise price of $5.25, which will vest over the three years following the acquisition and expire June 30, 2001. The value of the options are considered compensation expense for the combined entity which will be recognized over the three-year vesting period.

         The historical financial information for Monterey Homes Corporation ("Monterey") is derived from the audited consolidated financial statements of Monterey as of and for the year ended December 31, 1996, and the unaudited consolidated financial statements of Monterey as of and for the six months ended June 30, 1997. The historical financial information for Legacy is derived from the audited financial statements of Legacy Homes, Ltd. and Texas Home Mortgage Corporation, as of and for the year ended December 31, 1996, and the unaudited financial statements of the respective entities as of and for the six months ended June 30,1997. Legacy Enterprises, Inc., had no assets, liabilities or operations for the relevant time period.

         The pro forma information does not purport to present the financial position or results of operations of Monterey and Legacy had the Legacy Transaction, the distribution to the partners of Legacy Homes, Ltd. that reduced its book value, and other events assumed therein occurred on the dates specified, nor is it necessarily indicative of the results of operations of Monterey and Legacy, as they may be in the future or as they may have been had the Legacy Transaction and other such events been consummated on the dates shown. The Unaudited Pro Forma Condensed Combined Financial Data should be read in conjunction with the Agreement of Purchase and Sale of Assets dated May 29, 1997 between Monterey, Legacy and John and Eleanor Landon, and the audited and unaudited historical financial statements and notes thereto of Monterey and Legacy included elsewhere in this Form 8-K/A.

         2). Pro Forma Condensed Combined Balance Sheet Adjustments at June 30, 1997.

             a) To record payment for Legacy Homes, transfer of cash and $350,000 in transaction costs.

             b) To record goodwill and the increase in the deferred tax asset associated with the Legacy Transaction.
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             c)   To record the effects of issuance of Monterey  Common Stock to
                  Legacy and additional paid-in capital resulting from the Legacy Transaction.

         3). Pro Forma Condensed Combined Income Statement Adjustments for the Year Ended December 31, 1996 and the Six Month Period Ended June 30, 1997.

             d) To record interest expense related to an additional $17.8M borrowing incurred in connection with the Legacy Transaction.

             e) To record amortization of goodwill, which is being amortized over 20 years.

             f) To record compensation expense incurred in connection with the issuance of options to purchase 166,667 shares of Monterey Common Stock, to John Landon. Compensation expense is recognized over the three year graded vesting period.

             g) To adjust for additional compensation expense expected to be incurred as specified in the Employment Agreement with Mr. Landon.

             h)   To   record  the  amount  of  income  taxes,  which  has  been
                  estimated at 6.5% of income before income taxes.
                                       16
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, hereunto duly authorized.




                                             MONTEREY HOMES CORPORATION




September 11, 1997
                                             By: /s/ Larry W. Seay
                                                -------------------------------
                                                   Larry W. Seay
                                                   Vice President of Finance &
                                                   Chief Financial Officer
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